SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
June 19, 2014
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover, Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 19, 2014 Independent Bank Corp. (the “Company”) and its wholly-owned commercial bank subsidiary Rockland Trust Company (“Rockland Trust”), by votes of their Boards of Directors, adopted a Nonqualified Deferred Compensation Plan.

The Nonqualified Deferred Compensation Plan permits highly compensated employees of the Company and/or of Rockland Trust who participate in Rockland Trust’s officer performance incentive compensation plan, Rockland Trust’s Investment Management Group officer incentive compensation plan, and/or the executive officer performance incentive plan of the Company and Rockland Trust to voluntarily defer until a specified future date receipt of all, or a portion of, their incentive compensation. The Compensation Committee of the Board of Directors administers the Nonqualified Deferred Compensation Plan and annually selects, from among the participants in the named incentive compensation plans, the individuals eligible to voluntarily defer incentive compensation. Participants have the right to direct investment of amounts deferred in the investment alternatives made available by he Compensation Committee. For 2014 the Compensation Committee selected a group of officers as eligible to voluntarily defer incentive compensation under the Nonqualified Deferred Compensation Plan which includes, but is not limited to, the executive officers of the Company and Rockland Trust.

Exhibit No.    Description

99.1	Nonqualified Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: June 25, 2014	BY:/s/ Edward Seksay
Edward Seksay
General Counsel